Preferred Apartment Communities, Inc. Announces Agreement to Acquire 1,397 Multifamily Units
Atlanta, GA, July 28, 2014

Preferred Apartment Communities, Inc. (NYSE MKT: APTS) ("PAC" or the "Company") today announced that on July 25, 2014 Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), its operating partnership, signed an Agreement of Purchase and Sale (the "Purchase Agreement") with Sandstone Overland Park, LLC; Estancia Dallas, LLC; Stoneridge Nashville, LLC; and Vineyards Houston, LLC to acquire an aggregate of 1,397 multifamily units. "I've visited all of the communities and believe they are a perfect fit, both in terms of location and quality, with our existing portfolio," said John A. Williams, PAC's Chairman and Chief Executive Officer. Williams added, "I'm confident we're buying these assets at a substantial discount to current replacement cost and believe they will be very accretive to our stockholders."
Under the Purchase Agreement, PAC has agreed to acquire (the "Acquisition") a fee simple interest in a 364-unit multifamily community on approximately 29.3 acres in Kansas City, Kansas; a fee simple interest in a 300-unit multifamily community on approximately 15.0 acres in Dallas, Texas; a fee simple interest in a 364-unit multifamily community on approximately 30.5 acres in Nashville, Tennessee; and a fee simple interest in a 369-unit multifamily community on approximately 31.5 acres in Houston, Texas (collectively, the "Acquired Communities") for an aggregate purchase price of $181.7 million, exclusive of acquisition-related and financing-related transaction costs. PAC expects the Acquisition will close late in the third quarter or early in the fourth quarter of 2014.
The Company expects to fund the acquisition of the Acquired Communities with planned debt financing for each Acquired Community and a combination of the following: (i) cash on hand; (ii) borrowings under the Company's senior secured credit facility with KeyBank National Association; (iii) bridge-debt financing; (iv) net proceeds from additional issuances of our securities, including under our Series A Redeemable Preferred Stock and Warrant Unit offering and common stock under our current shelf registration statement; and (v) net proceeds from refinancing certain of our existing assets.
The Company currently is in discussion with Freddie Mac to provide a non-recourse first mortgage loan on each of the Acquired Communities (the "New Loans") at approximately 65% of the purchase price, or approximately an aggregate of $118 million for all of the Acquired Communities. PAC expects each of the New Loans will be non-recourse to the borrower, will mature in five to seven years, and will bear interest at a fixed rate of approximately 1.4% over the interest rate on the 5- or 7-Year United States Treasury security. The Company expects each of the New Loans will require monthly installments of interest only through the first year of the New Loans and will amortize over a 30-year term for the balance of the stated term of the New Loans. PAC expects each New Loan will only be secured its respective Acquired Community and there will be no loan guaranties by the Company or PAC-OP.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook" and similar expressions.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.
Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013, which we filed with the SEC on March 17, 2014 and our Quarterly Report on Form 10-Q which we filed with the SEC on May 12, 2014, all under the headings "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All information in this release is as of July 28, 2014. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.
Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, International Assets Advisory, LLC, with respect to the Follow-On Offering, or its sales agent, MLV & Co. LLC, with respect to the ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339. In addition, you may request a copy of the Follow-On Offering prospectus by calling the dealer manager at (855) 330-6594 and the ATM Offering prospectus by calling the sales agent at (888) 344-2272.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com